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                                                                   Exhibit 10(a)

                          DRINKER BIDDLE & REATH LLP
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                         Philadelphia, PA  19107-3496
                          Telephone:  (215) 988-2700
                             Fax:  (215) 988-2757


                              September 25, 1997


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


     Re: Shares Registered by Post-Effective Amendment No. 46 to Registration Statement on Form N-1A (File No. 33-20827)
           -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 46 to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering 50,000,000 shares of the Company's Common Stock, $.001 par value per share, to be issued and sold by the Company. The registration of such Common Stock has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended.

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion. We have relied on an opinion of Venable, Baetjer & Howard, LLP, special Maryland counsel to the Company, insofar as our opinion relates to matters arising under the laws of the State of Maryland.

     Based upon the foregoing, it is our opinion that the foregoing shares of Common Stock, when issued for payment as described in the Company's Prospectus and in accordance with the Company's Articles of Incorporation for not less than $.001 per share, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 46 to the Company's Registration Statement.


                                       Very truly yours,

                                       /s/ DRINKER BIDDLE & REATH LLP

                                       DRINKER BIDDLE & REATH LLP